U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2016

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On January 6, 2016, the board of directors (the “Board”) of American Science and Engineering, Inc. (the “Company”) unanimously elected Diane J. Basile to serve as the Company’s Chief Financial Officer and Treasurer, effective as of January 11, 2016, succeeding Kenneth J. Galaznik, whose retirement was previously reported by the Company on a Current Report on Form 8-K filed on September 10, 2015 with the U.S. Securities and Exchange Commission. A copy of the press release issued by the Company on January 11, 2016, announcing such appointment, is furnished herewith as Exhibit 99.1.

There are no arrangements or understandings between Ms. Basile and any other persons pursuant to which she was appointed as the Company’s Chief Financial Officer and Treasurer. There is no family relationship between Ms. Basile and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. Basile that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Ms. Basile was most recently the chief financial officer of Intronis, a provider of online backup and disaster recovery solutions.  From 2009 to 2015, Ms. Basile served as vice president of finance of the Healthcare Division of Nuance Communications, a global provider of health information technology.  Previously, Ms. Basile held various positions in finance and investments at Fidelity Investments, Merrill Lynch & Co., Inc., Mercury Computer Systems Inc., PerkinElmer Inc., and Staples Inc.  Ms. Basile received a master’s degree in finance from Boston College and a bachelor’s degree in economics from the Wharton School of the University of Pennsylvania.

On January 5, 2016, the Company entered into an offer letter with Ms. Basile (the “Basile Offer Letter”), effective January 11, 2016.  The Basile Offer Letter includes the following material terms:

•                  Ms. Basile will be paid an annual base salary (“Base Salary”) of $280,000.00, subject to possible increase by the Company’s Compensation Committee from time to time at its sole discretion.

•                  Ms. Basile will be eligible to participate in the Company’s performance-based annual incentive compensation plan (“STIP”) for the Company’s senior executives, with a target bonus equal to 60% of her base salary. One half of the FY17 target bonus will be guaranteed and issued in the form of Restricted Stock Units (“RSUs”) subject to the terms and conditions of AS&E’s 2014 Equity and Incentive Plan.  The vesting of these RSUs will occur on the date the FY17 STIP plan is certified, or on May 31, 2017, whichever occurs first, provided Ms. Basile remains employed by the Company at the time of vesting.

•                  Ms. Basile will be eligible to participate in the Company’s long term incentive plan (“LTIP”) for the Company’s senior executives, which will provide her with the opportunity to earn a bonus of up to 140% of her base salary over the plan performance period, contingent on plan goal attainment.

•                  Ms. Basile will be eligible to participate in the Company’s standard employee benefits plan.

•                  Ms. Basile will enter into the Company’s standard Employee, Representation, Rights in Data, and Non-Compete Agreement regarding confidential information, assignment of rights to intellectual property, and non-competition.

The above summary of the Basile Offer Letter is qualified in its entirety by the actual letter, a copy of which is attached to this Current Report on Form 8-K as Exhibits 10.1, and which is incorporated into this Item 5.02 by reference.

The Company and Ms. Basile will also enter into the Change in Control and Benefits Agreement, effective April 1, 2014 for the Company’s executive officers, a form of which was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 4, 2014 and is incorporated herein by reference.

On January 11, 2016, the Company also announced that Kenneth J. Galaznik, the Company’s outgoing Chief Financial Officer and Treasurer, will cease serving as the Company’s principal financial officer as of January 11, 2016 but will continue to serve as a senior vice president of the Company and will work in an advisory capacity to ensure a seamless transition.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit	Description of Exhibit
Number	(and Statement of Incorporation by Reference, if Applicable)

10.1	Offer letter, dated January 5, 2016, between American Science and Engineering, Inc. and Diane J. Basile.
10.2	Form of Change in Control & Severance Agreement, effective April 1, 2014 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 1, 2014 and incorporated herein by reference).
99.1	Press Release of American Science and Engineering, Inc., dated January 11, 2016, announcing the appointment of a new chief financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN SCIENCE AND ENGINEERING, INC.

Date: January 11, 2016	By:	/s/ Charles P. Dougherty
Charles P. Dougherty
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
Number	(and Statement of Incorporation by Reference, if Applicable)

10.1	Offer letter, dated January 5, 2016, between American Science and Engineering, Inc. and Diane J. Basile
10.2	Form of Change in Control & Severance Agreement, effective April 1, 2014 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 1, 2014 and incorporated herein by reference).
99.1	Press Release of American Science and Engineering, Inc., dated January 11, 2016, announcing the appointment of a new chief financial officer.